TRUEBLUE REPORTS FISCAL FOURTH QUARTER 2017 RESULTS

TACOMA, WA-February 7, 2018-- TrueBlue, Inc. (NYSE:TBI) announced today its fiscal fourth quarter 2017 results.

Revenue was $670 million, a decrease of 9 percent, compared to revenue of $735 million in the fiscal fourth quarter of 2016. Excluding the previously disclosed reduction in the scope of services provided to the company's former largest customer, revenue declined by 8 percent. Net income per diluted share was $0.40 compared to $0.43 in the fiscal fourth quarter of 2016. Adjusted net income per diluted share1 was $0.51 compared to $0.56 in the fiscal fourth quarter of 2016.

The fiscal fourth quarter of 2016 included a 14th week and two additional days from moving the week-ending date from Friday to Sunday. On a comparable basis,2 revenue for the fiscal fourth quarter declined by 2 percent, or excluding the company's former largest customer, revenue declined by 1 percent.

“We saw improving fundamentals this quarter driven by strong execution across the business,” TrueBlue CEO Steve Cooper said. “The broad-based improvements in the PeopleReady and PeopleManagement third quarter revenue trends continued throughout the fourth quarter, and PeopleScout delivered another quarter of double-digit growth.
“We also made additional progress with our digital strategy. Adoption of JobStackTM, our PeopleReady mobile app, continued to climb, and we also launched AffinixTM in our PeopleScout business, a next generation technology that improves the candidate experience and streamlines the sourcing process.”

2018 Outlook

The company estimates revenue for the fiscal first quarter of 2018 will range from $557 million to $572 million. It also expects net income per diluted share will range from $0.03 to $0.11. Adjusted net income per diluted share is expected to be $0.18 to $0.24.
The company estimates its historical effective income tax rate of 28 percent will drop to roughly 16 percent in fiscal 2018 and 2019 as a result of recent tax reform legislation. The lower rate could extend beyond 2019 if Congress extends the Work Opportunity Tax Credit (WOTC). If the WOTC is not extended beyond 2019, the company estimates its effective income tax rate will return to roughly 28 percent.

Management will discuss fiscal fourth quarter 2017 results on a webcast at 2 p.m. PT (5 p.m. ET), today, Wednesday, Feb. 7. The webcast can be accessed on TrueBlue’s website: www.trueblue.com.

About TrueBlue:

TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions that help clients create growth, improve efficiency and increase reliability. TrueBlue connected approximately 740,000 people with work during 2017 in a wide variety of industries through its PeopleReady segment offering industrial staffing services, PeopleManagement segment offering contingent and productivity-based onsite staffing services, and PeopleScout segment offering Recruitment Process Outsourcing (RPO) and Managed Service Provider (MSP) solutions. Learn more at www.trueblue.com.

1 See the financial statements accompanying the release and the company’s website for more information on non-GAAP terms.
2 The comparable period in 2016 excludes the first week (ended Sept. 30) of the fourth quarter and the two additional days associated with the change in week-ending date.

Forward-looking Statements

This document contains forward-looking statements relating to our plans and expectations, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) our ability to attract and retain customers, (3) our ability to maintain profit margins, (4) new laws and regulations that could have a material effect on our operations or financial results, (5) our ability to successfully complete and integrate acquisitions (6) our ability to attract sufficient qualified candidates and employees to meet the needs of our customers, (7) our ability to successfully execute on new business strategies and initiatives such as the consolidation of our service lines and leveraging of mobile technology, and (8) uncertainty surrounding the interpretation and application of the recent 2017 Tax Cuts and Jobs Act and any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC's website at

www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other reference to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC.

In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this document and on our website at www.trueblue.com under the Investor Relations section for a complete perspective on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Contact:
Derrek Gafford, EVP & CFO
253-680-8214

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Q4 2017	Q4 2016	2017	2016
	13 Weeks Ended	14 Weeks Ended (1)	52 Weeks Ended	53 Weeks Ended (1)
(in thousands, except per share data)	Dec 31, 2017	Jan 1, 2017	Dec 31, 2017	Jan 1, 2017
Revenue from services	$669,625	$734,951	$2,508,771	$2,750,640
Cost of services	501,880	554,064	1,874,298	2,070,922
Gross profit	167,745	180,887	634,473	679,718
Selling, general and administrative expense	132,644	145,387	510,794	546,477
Depreciation and amortization	11,465	12,019	46,115	46,692
Goodwill and intangible asset impairment charge	—	—	—	103,544
Income (loss) from operations	23,636	23,481	77,564	(16,995)
Interest and other income (expense), net	(24)	(572)	(14)	(3,345)
Income (loss) before tax expense	23,612	22,909	77,550	(20,340)
Income tax expense (benefit)	7,185	4,822	22,094	(5,089)
Net income (loss)	$16,427	$18,087	$55,456	$(15,251)

Net income (loss) per common share:
Basic	$0.41	$0.43	$1.35	$(0.37)
Diluted	$0.40	$0.43	$1.34	$(0.37)

Weighted average shares outstanding:
Basic	40,545	41,638	41,202	41,648
Diluted	40,856	41,980	41,441	41,648

(1)
Our fiscal period ends on the Sunday closest to the last day of Dec. In fiscal years consisting of 53 weeks, the final quarter consists of 14 weeks, while in fiscal years consisting of 52 weeks, all quarters consist of 13 weeks.

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited)

	2017	2016
(in thousands)	Dec 31, 2017	Jan 1, 2017
ASSETS
Cash and cash equivalents	$28,780	$34,970
Accounts receivable, net	374,273	352,606
Other current assets	25,226	40,227
Total current assets	428,279	427,803
Property and equipment, net	60,163	63,998
Restricted cash and investments	239,231	231,193
Goodwill and intangible assets, net	331,309	349,894
Other assets, net	50,049	57,557
Total assets	$1,109,031	$1,130,445

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	212,419	251,135
Long-term debt, less current portion	116,489	135,362
Other long-term liabilities	225,276	218,769
Total liabilities	554,184	605,266
Shareholders' equity	554,847	525,179
Total liabilities and shareholders' equity	$1,109,031	$1,130,445

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	2017	2016
	52 Weeks Ended	53 Weeks Ended
(in thousands)	Dec 31, 2017	Jan 1, 2017
Cash flows from operating activities:
Net income (loss)	$55,456	$(15,251)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	46,115	46,692
Goodwill and intangible asset impairment charge	—	103,544
Provision for doubtful accounts	6,808	8,308
Stock-based compensation	7,744	9,363
Deferred income taxes	2,440	(25,355)
Other operating activities	2,066	7,910
Changes in operating assets and liabilities, net of effects of acquisition of business:
Accounts receivable	(28,483)	112,785
Income tax receivable	14,875	9,450
Other assets	5,289	470
Accounts payable and other accrued expenses	(10,569)	(4,101)
Accrued wages and benefits	(2,888)	(7,313)
Workers’ compensation claims reserve	(1,048)	11,070
Other liabilities	2,046	4,182
Net cash provided by operating activities	99,851	261,754
Cash flows from investing activities:
Capital expenditures	(21,958)	(29,042)
Acquisition of business	—	(72,476)
Change in restricted cash	21,505	(19,773)
Purchases of restricted investments	(50,601)	(37,173)
Maturities of restricted investments	20,157	15,248
Net cash used in investing activities	(30,897)	(143,216)
Cash flows from financing activities:
Purchases and retirement of common stock	(36,680)	(5,748)
Net proceeds from stock option exercises and employee stock purchase plans	1,646	1,542
Common stock repurchases for taxes upon vesting of restricted stock	(3,127)	(2,851)
Net change in revolving credit facility	(16,607)	(105,579)
Payments on debt	(2,267)	(2,456)
Payment of contingent consideration at acquisition date fair value	(18,300)	—
Other	—	(29)
Net cash used in financing activities	(75,335)	(115,121)
Effect of exchange rate changes on cash and cash equivalents	191	1,772
Net change in cash and cash equivalents	(6,190)	5,189
Cash and cash equivalents, beginning of period	34,970	29,781
Cash and cash equivalents, end of period	$28,780	$34,970

TRUEBLUE, INC.
FISCAL 2016 COMPARABLE 13- AND 52-WEEK PERIODS
(Unaudited)

As previously reported, the company's 2016 fiscal fourth quarter includes a 14th week and two additional days from moving the week-ending date from Friday to Sunday. To facilitate comparison to the current year, the company is providing 13-week and 52-week comparable operating results.

	Q4 2016	2016
	13-Week Comparable Period (1)	52-Week Comparable Period (1)
(in thousands, except per share data)
Revenue from services	$680,709	$2,696,398
Cost of services	512,501	2,029,359
Gross profit	168,208	667,039
Selling, general and administrative expense	135,435	536,525
Depreciation and amortization	11,127	45,800
Goodwill and intangible asset impairment charge	—	103,544
Income (loss) from operations	21,646	(18,830)
Interest and other income (expense), net	(521)	(3,294)
Income (loss) before tax expense	21,125	(22,124)
Income tax expense (benefit)	4,334	(5,577)
Net income (loss)	$16,791	$(16,547)

Net income (loss) per common share:
Basic	$0.40	$(0.40)
Diluted	$0.40	$(0.40)

Weighted average shares outstanding:
Basic	41,638	41,648
Diluted	41,980	41,648

(1)	The 13-week comparable period represents the 13 weeks ended Jan. 1 2017. The 52-week comparable period represents the sum of the 13 weeks ended Jan. 1, 2017 and the 39 weeks ended Sept. 23, 2016.

TRUEBLUE, INC.
NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP Measure	Definition	Purpose of Adjusted Measures
EBITDA and Adjusted EBITDA
EBITDA excludes from net income (loss) the effects of:
- interest expense,
- income taxes, and
- depreciation and amortization.

Adjusted EBITDA, further excludes the effects of:
- acquisition/integration and other costs,
- goodwill and intangible asset impairment charge, and
- Work Opportunity Tax Credit third-party processing fees.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies by excluding certain non-cash charges.

- Provides a measure, among others, used in the determination of incentive compensation for management.

Adjusted net income (loss) and Adjusted net income (loss), per diluted share
Net income (loss) and net income (loss) per diluted share, excluding the effects of:
- acquisition/integration and other costs,
- goodwill and intangible asset impairment charge,
- amortization of intangibles of acquired businesses, as well as accretion expense related to acquisition earn-out,
- tax effect of each adjustment to U.S. GAAP net income (loss), and
- adjusted income taxes to the expected effective tax rate.

- Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

- Used by management to assess performance and effectiveness of our business strategies by excluding certain non-cash charges.

1.	RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME, PER DILUTED SHARE ON A FISCAL AND COMPARABLE PERIOD BASIS
(Unaudited)

	Q4 2017	Q4 2016		Q1 2018 Outlook
	13 Weeks Ended	14 Weeks Ended	13-Week Comparable Period (6)	13 Weeks Ended
(in thousands, except for per share data)*	Dec 31, 2017	Jan 1, 2017		Apr 1, 2018
Net income	$16,427	$18,087	$16,791	$1,300	—	$4,600
Acquisition/integration and other costs (1)	162	4,002	4,002	2,000	—	1,000
Amortization of intangible assets of acquired businesses (3)	5,331	6,391	5,934	5,200
Tax effect of adjustments to net income (4)	(1,538)	(2,910)	(2,782)	(1,200)	—	(1,000)
Adjust income taxes to normalized effective rate (5)	574	(1,593)	(1,581)	—
Adjusted net income	$20,956	$23,977	$22,364	$7,300	—	$9,800

Adjusted net income, per diluted share	$0.51	$0.56	$0.52	$0.18	—	$0.24

Diluted weighted average shares outstanding	40,856	41,980	41,980	40,600
* Totals may not sum due to rounding

	2017	2016
	52 Weeks Ended	53 Weeks Ended	52-Week
(in thousands, except for per share data)*	Dec 31, 2017	Jan 1, 2017	Comparable Period (6)
Net income (loss)	$55,456	$(15,251)	$(16,547)
Acquisition/integration and other costs (1)	162	12,223	12,223
Goodwill and intangible asset impairment charge (2)	—	103,544	103,544
Amortization of intangible assets of acquired businesses (3)	22,290	27,069	26,612
Tax effect of adjustments to net income (4)	(6,287)	(39,994)	(39,866)
Adjust income taxes to normalized effective rate (5)	380	606	618
Adjusted net income	$72,001	$88,197	$86,584

Adjusted net income, per diluted share	$1.74	$2.10	$2.06

Diluted weighted average shares outstanding	41,441	41,968	41,968
* Totals may not sum due to rounding

2.	RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA ON A FISCAL AND COMPARABLE PERIOD BASIS
(Unaudited)

	Q4 2017	Q4 2016		Q1 2018 Outlook
	13 Weeks Ended	14 Weeks Ended	13-Week Comparable Period (6)	13 Weeks Ended
(in thousands)*	Dec 31, 2017	Jan 1, 2017		Apr 1, 2018
Net income	$16,427	$18,087	$16,791	$1,300	—	$4,600
Income tax expense	7,185	4,822	4,334	200	—	900
Interest and other income (expense), net	24	572	521	(200)
Depreciation and amortization	11,465	12,019	11,127	11,000
EBITDA	35,101	35,500	32,773	12,300	—	16,300
Acquisition/integration and other costs (1)	162	4,002	4,002	2,000	—	1,000
Work Opportunity Tax Credit processing fees (7)	337	276	276	200
Adjusted EBITDA	$35,600	$39,778	$37,051	$14,500	—	$17,500
* Totals may not sum due to rounding

	2017	2016
	52 Weeks Ended	53 Weeks Ended	52-Week
(in thousands)*	Dec 31, 2017	Jan 1, 2017	Comparable Period (6)
Net income (loss)	$55,456	$(15,251)	$(16,547)
Income tax expense (benefit)	22,094	(5,089)	(5,577)
Interest and other income (expense), net	14	3,345	3,294
Depreciation and amortization	46,115	46,692	45,800
EBITDA	123,679	29,697	26,970
Acquisition/integration and other costs (1)	162	12,223	12,223
Goodwill and intangible asset impairment charge (2)	—	103,544	103,544
Work Opportunity Tax Credit processing fees (7)	805	1,858	1,858
Adjusted EBITDA	$124,646	$147,322	$144,595
* Totals may not sum due to rounding

3.	RECONCILIATION OF U.S. GAAP REVENUE TO REVENUE EXCLUDING THE COMPANY'S FORMER LARGEST CUSTOMER ON A FISCAL AND COMPARABLE PERIOD BASIS
(Unaudited)
Due to a previously announced reduction in the scope of services with its former largest customer, the company is providing results excluding this customer to help investors assess the company's underlying results with prior periods.

	Q4 2017	Q4 2016
	13 Weeks Ended	14 Weeks Ended	13-Week Comparable Period (6)
(in thousands)	Dec 31, 2017	Jan 1, 2017
Revenue from services	$669,625	$734,951	$680,709
Former largest customer revenue	(24,052)	(33,603)	(31,687)
Revenue excluding former largest customer	$645,573	$701,348	$649,022

	2017	2016
	52 Weeks Ended	53 Weeks Ended	52-Week
(in thousands)	Dec 31, 2017	Jan 1, 2017	Comparable Period (6)
Revenue from services	$2,508,771	$2,750,640	$2,696,398
Former largest customer revenue	(53,435)	(171,164)	(169,248)
Revenue excluding former largest customer	$2,455,336	$2,579,476	$2,527,150

4.	RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOWS
(Unaudited)

	2017	2016
	52 Weeks Ended	53 Weeks Ended
(in thousands)	Dec 31, 2017	Jan 1, 2017
Net cash provided by operating activities	$99,851	$261,754
Capital expenditures	(21,958)	(29,042)
Free cash flows	$77,893	$232,712

(1)
Other charges for the 13 weeks and 52 weeks ended Dec. 31, 2017, include a workforce reduction charge of $2.5 million primarily associated with employee reductions in the PeopleReady business, offset by $2.3 million of workers' compensation benefit. The workers' compensation benefit is associated with the favorable settlement of insurance coverage associated with a former insurance company and other items not considered part of our core operations. For the prior year periods, acquisition/integration costs related to the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on Jan. 4, 2016. In addition, other charges include costs associated with our exit from the Amazon delivery business of $1.8 million, and branch signage write-offs of $1.6 million due to our re-branding to PeopleReady in the fiscal third quarter of 2016. Other charges included in the Q1 2018 outlook primarily relate to cloud-based financial system upgrades.

(2)
The goodwill and intangible asset impairment charge in the prior year included the write-off of the CLP and Spartan reporting unit trade names/trademarks of $4.3 million due to our re-branding to PeopleReady during the fiscal third quarter of 2016, and $99.3 million of impairment charges recorded in the fiscal second quarter of 2016 relating to our Staff Management | SMX, hrX and PlaneTechs reporting units. Note, our PeopleScout and hrX service lines were combined during fiscal 2016 and now represent a single operating unit (PeopleScout).

(3)Amortization of intangible assets of acquired businesses as well as accretion expense related to the SIMOS acquisition earn-out.

(4)
Total tax effect of each of the adjustments to U.S. GAAP net income (loss) per diluted share using the expected rate of 28 percent for 2017 and 2016. We expect the tax rate to be 16 percent in Q1 2018 due to the enacted U.S. Tax Cuts and Job Act.

(5)	Adjusts the effective income tax rate to the expected rate of 28 percent for 2017 and 2016. We expect the tax rate to be 16 percent in Q1 2018 due to the enacted U.S. Tax Cuts and Job Act.

(6)
Our fiscal period ends on the Sunday closest to the last day of Dec. In fiscal years consisting of 53 weeks, the final quarter consists of 14 weeks, while in fiscal years consisting of 52 weeks, all quarters consist of 13 weeks. The 13-week comparable period represents the 13 weeks ended Jan. 1 2017. The 52-week comparable period represents the sum of the 13 weeks ended Jan. 1, 2017 and the 39 weeks ended Sept. 23, 2016.

(7)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.

TRUEBLUE, INC.
SEGMENT INFORMATION

1.SEGMENT DATA
(Unaudited)

	Q4 2017	Q4 2016	2017	2016
	13 Weeks Ended	14 Weeks Ended	52 Weeks Ended	53 Weeks Ended
(in thousands)	Dec 31, 2017	Jan 1, 2017	Dec 31, 2017	Jan 1, 2017
Revenue from services:
PeopleReady	$393,029	$431,388	$1,511,360	$1,629,455
PeopleManagement	225,865	257,848	807,273	940,453
PeopleScout	50,731	45,715	190,138	180,732
Total company	669,625	734,951	2,508,771	2,750,640

Adjusted Segment EBITDA (1):
PeopleReady	$21,128	$26,348	$79,044	$109,063
PeopleManagement	8,457	11,903	27,216	27,557
PeopleScout	10,283	6,589	39,354	34,285
Total Adjusted Segment EBITDA	39,868	44,840	145,614	170,905
Corporate unallocated expense	(4,268)	(5,062)	(20,968)	(23,583)
Total company Adjusted EBITDA	35,600	39,778	124,646	147,322
Acquisition/integration and other costs (2)	(162)	(4,002)	(162)	(12,223)
Goodwill and intangible asset impairment charge (3)	—	—	—	(103,544)
Work Opportunity Tax Credit processing fees (4)	(337)	(276)	(805)	(1,858)
EBITDA	35,101	35,500	123,679	29,697
Depreciation and amortization	(11,465)	(12,019)	(46,115)	(46,692)
Interest and other income (expense), net	(24)	(572)	(14)	(3,345)
Income (loss) before tax expense	23,612	22,909	77,550	(20,340)
Income tax (expense) benefit	(7,185)	(4,822)	(22,094)	5,089
Net income (loss)	$16,427	$18,087	$55,456	$(15,251)

2.RECONCILIATION OF SEGMENT EBITDA TO ADJUSTED SEGMENT EBITDA
(Unaudited)

	Q4 2017			Q4 2016
	13 Weeks Ended			14 Weeks Ended
	Dec 31, 2017			Jan 1, 2017
(in thousands)	PeopleReady	PeopleManagement	PeopleScout	PeopleReady	PeopleManagement	PeopleScout
Segment EBITDA (1)	$20,924	$8,284	$10,161	$26,072	$9,766	$6,589
Acquisition/integration and other costs (2)	(133)	173	122	—	2,137	—
Work Opportunity Tax Credit processing fees (4)	337	—	—	276	—	—
Adjusted Segment EBITDA (1)	$21,128	$8,457	$10,283	$26,348	$11,903	$6,589

	2017			2016
	52 Weeks Ended			53 Weeks Ended
	Dec 31, 2017			Jan 1, 2017
(in thousands)	PeopleReady	PeopleManagement	PeopleScout	PeopleReady	PeopleManagement	PeopleScout
Segment EBITDA (1)	$78,372	$27,043	$39,232	$101,270	$(60,452)	$19,116
Acquisition/integration and other costs (2)	(133)	173	122	1,660	3,909	—
Goodwill and intangible asset impairment charge (3)	—	—	—	4,275	84,100	15,169
Work Opportunity Tax Credit processing fees (4)	805	—	—	1,858	—	—
Adjusted Segment EBITDA (1)	$79,044	$27,216	$39,354	$109,063	$27,557	$34,285

3.SEGMENT DATA FOR FISCAL 2016 COMPARABLE 13- AND 52-WEEK PERIODS
(Unaudited)
As previously reported, the company's 2016 fiscal fourth quarter includes a 14th week and two additional days from moving the week-ending date from Friday to Sunday. To facilitate comparison to the current year, the company is providing 13-week and 52-week comparable operating results.

	13-Week Comparable Period (5)	52-Week Comparable Period (5)
(in thousands)
Revenue from services:
PeopleReady	$395,643	$1,593,710
PeopleManagement	240,989	923,594
PeopleScout	44,077	179,094
Total company	680,709	2,696,398

Adjusted Segment EBITDA (1):
PeopleReady	$23,636	$106,351
PeopleManagement	11,299	26,953
PeopleScout	6,621	34,317
Total Adjusted Segment EBITDA	$41,556	$167,621

4.	RECONCILIATION OF SEGMENT EBITDA TO ADJUSTED SEGMENT EBITDA FOR FISCAL 2016 COMPARABLE 13- AND 52-WEEK PERIODS
(Unaudited)

	Q4 2016			2016
	13-Week			52-Week
	Comparable Period (5)			Comparable Period (5)
(in thousands)	PeopleReady	PeopleManagement	PeopleScout	PeopleReady	PeopleManagement	PeopleScout
Segment EBITDA (1)	$23,360	$9,162	$6,621	$98,558	$(61,056)	$19,148
Acquisition/integration and other costs (2)	—	2,137	—	1,660	3,909	—
Goodwill and intangible asset impairment charge (3)	—	—	—	4,275	84,100	15,169
Work Opportunity Tax Credit processing fees (4)	276	—	—	1,858	—	—
Adjusted Segment EBITDA (1)	$23,636	$11,299	$6,621	$106,351	$26,953	$34,317

(1)
Segment earnings before interest, taxes, depreciation and amortization ("Segment EBITDA") is a primary measure of segment performance. Segment EBITDA includes net sales to third parties, related cost of sales, selling, general and administrative expenses, and goodwill and intangible asset impairment charge directly attributable to the reportable segment together with certain allocated corporate general and administrative expenses. Segment EBITDA excludes unallocated corporate general and administrative expenses. Adjusted Segment EBITDA is a non-GAAP financial measure and further excludes acquisition/integration and other costs, goodwill and intangible asset impairment charge, and Work Opportunity Tax Credit third-party processing fees. Adjusted Segment EBITDA is a key measure used by management to assess performance and, in our opinion, enhances comparability and provides investors with useful insight into the underlying trends of the business. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

(2)
Other charges for the 13 weeks and 52 weeks ended Dec. 31, 2017, include a workforce reduction charge of $2.5 million primarily associated with employee reductions in the PeopleReady business, offset by $2.3 million of workers' compensation benefit. The workers' compensation benefit is associated with the favorable settlement of insurance coverage associated with a former insurance company and other items not considered part of our core operations. For the prior year periods, acquisition/integration costs related to the acquisition of the recruitment process outsourcing business of Aon Hewitt, which was completed on Jan. 4, 2016. In addition, other charges include costs associated with our exit from the Amazon delivery business of $1.8 million, and branch signage write-offs of $1.6 million due to our re-branding to PeopleReady in the fiscal third quarter of 2016.

(3)
The goodwill and intangible asset impairment charge in the prior year included the write-off of the CLP and Spartan reporting unit trade names/trademarks of $4.3 million due to our re-branding to PeopleReady during the fiscal third quarter of 2016, and $99.3 million of impairment charges recorded in the fiscal second quarter of 2016 relating to our Staff Management | SMX, hrX and PlaneTechs reporting units. Note, our PeopleScout and hrX service lines were combined during fiscal 2016 and now represent a single operating unit (PeopleScout).

(4)
These third-party processing fees are associated with generating the Work Opportunity Tax Credits, which are designed to encourage employers to hire workers from certain targeted groups with higher than average unemployment rates and reduce our income taxes.

(5)
Our fiscal period ends on the Sunday closest to the last day of Dec. In fiscal years consisting of 53 weeks, the final quarter consists of 14 weeks, while in fiscal years consisting of 52 weeks, all quarters consist of 13 weeks. The 13-week comparable period represents the 13 weeks ended Jan. 1 2017. The 52-week comparable period represents the sum of the 13 weeks ended Jan. 1, 2017 and the 39 weeks ended Sept. 23, 2016.